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                                                                  Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-60789 of the Vantagepoint Funds on Form N-1A of our report dated February 12, 2003, appearing in the Annual Report to shareholders of the Vantagepoint Funds for the year ended December 31, 2002 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Legal Counsel, Independent Accountants & Custodian" in the Statement of Additional Information, all of which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2004